INVESTMENT MANAGEMENT SERVICES AGREEMENT

         This Agreement dated as of December 1, 2002, is by and between AXP Partners Series, Inc., (the "Corporation"), a Minnesota corporation, on behalf of its underlying series AXP Partners Fundamental Value Fund, AXP Partners Select Value Fund, AXP Partners Small Cap Core Fund, AXP Partners Small Cap Value Fund and AXP Partners Value Fund, (individually a "Fund" and collectively the "Funds") and American Express Financial Corporation ("AEFC"), a Delaware corporation.

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

         (1) The Corporation hereby retains AEFC, and AEFC hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Corporation continuously with suggested investment planning; to determine, consistent with the Funds' investment objectives and policies, which securities in AEFC's discretion shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Funds all necessary research and statistical data in connection therewith; to furnish all other services of whatever nature required in connection with the management of the Funds as provided under this Agreement; and to pay such expenses as may be provided for in Part Three; subject always to the direction and control of the Board of Directors (the "Board"), the Executive Committee and the authorized officers of the Corporation. AEFC agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. AEFC agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing AEFC's performance under this Agreement.

         (2) AEFC agrees that the investment planning and investment decisions will be in accordance with general investment policies of the Funds as disclosed to AEFC from time to time by the Funds and as set forth in its prospectus and registration statement filed with the United States Securities and Exchange Commission (the "SEC").

         (3) AEFC agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the acquisition or disposition of securities for the Funds.

         (4) The Corporation agrees that it will furnish to AEFC any information that the latter may reasonably request with respect to the services performed or to be performed by AEFC under this Agreement.

         (5) AEFC is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Funds and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to prior authorization by the Board of appropriate policies and procedures, and subject to termination at any time by the Board, AEFC may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if AEFC determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or AEFC's overall responsibilities with respect to the Funds and other funds for which it acts as investment adviser.

          (6) It is understood and agreed that in furnishing the Funds with the services as herein provided, neither AEFC, nor any officer, director or agent thereof shall be held liable to the Funds, shareholders, the Corporation or its creditors for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that AEFC may rely upon information furnished to it reasonably believed to be accurate and reliable.

Part Two:  COMPENSATION TO INVESTMENT MANAGER

         (1) The Corporation agrees to pay to AEFC on behalf of each Fund, and AEFC covenants and agrees to accept from the Corporation in full payment for the services furnished, a fee composed of an asset charge and a performance incentive adjustment.

                  (a) The Asset Charge


                        (i) The asset charge for each calendar day of each year
                  shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraph (ii) below. The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding business day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. Net assets as of the close of a full business day shall include all transactions in shares of a Fund recorded on the books of the Fund for that day. The asset charge shall be based on the net assets of the Funds as set forth in the following tables.

                               AXP Partners Fundamental Value Fund
                                          Asset Charge
                                Assets             Annual Rate At
                              (Billions)          Each Asset Level
                          First         $0.50                  0.730%
                          Next           0.50                  0.705
                          Next           1.00                  0.680
                          Next           1.00                  0.655
                          Next           3.00                  0.630
                          Over           6.00                  0.600

                               AXP Partners Select Value Fund
                                         Asset Charge
                                Assets             Annual Rate At
                              (Billions)          Each Asset Level
                          First         $0.50                  0.780%
                          Next           0.50                  0.755
                          Next           1.00                  0.730
                          Next           1.00                  0.705
                          Next           3.00                  0.680
                          Over           6.00                  0.650

                                   AXP Partners Small Cap Core Fund
                                          Asset Charge
                                Assets             Annual Rate At
                              (Billions)          Each Asset Level
                          First         $0.25                  0.970%
                          Next           0.25                  0.945
                          Next           0.25                  0.920
                          Next           0.25                  0.895
                          Over           1.00                  0.870

                               AXP Partners Small Cap Value Fund
                                        Asset Charge
                                Assets             Annual Rate At
                              (Billions)          Each Asset Level
                          First         $0.25                  0.970%
                          Next           0.25                  0.945
                          Next           0.25                  0.920
                          Next           0.25                  0.895
                          Over           1.00                  0.870

                                    AXP Partners Value Fund
                                          Asset Charge
                                Assets             Annual Rate At
                              (Billions)          Each Asset Level
                          First         $0.50                  0.730%
                          Next           0.50                  0.705
                          Next           1.00                  0.680
                          Next           1.00                  0.655
                          Next           3.00                  0.630
                          Over           6.00                  0.600


                  (b) The Performance Incentive Adjustment

(i) Calculating the Performance Incentive Adjustment. The performance incentive adjustment shall be calculated monthly by:

                           (A) Determining the difference in performance (the
                      "Performance Difference") between the Fund and an index of similar funds (the "Index"), as described in paragraph
                      (b)(ii). The Fund and Index are set forth below:

 -------------------------------------- ---------------------------------------
 Fund                                   Index
 -------------------------------------- ---------------------------------------
 AXP Partners Fundamental Value Fund    Lipper Large-Cap Value Funds Index
 -------------------------------------- ---------------------------------------
 AXP Partners Select Value Fund         Lipper Multi-Cap Value Funds Index
 -------------------------------------- ---------------------------------------
 AXP Partners Small Cap Core Fund       Lipper Small-Cap Core Funds Index
 -------------------------------------- ---------------------------------------
 AXP Partners Small Cap Value Fund      Lipper Small-Cap Value Funds Index
 -------------------------------------- ---------------------------------------
 AXP Partners Value Fund                Lipper Large-Cap Value Funds Index
 -------------------------------------- ---------------------------------------

                           (B) Using the Performance Difference calculated under
                      paragraph (b)(ii) to determine the Adjustment Rate, as illustrated in paragraph (b)(iii).

                           (C) Multiplying the current month's Adjustment Rate
                      by the Fund's average net assets for the comparison period, then dividing the result by the number of months in the comparison period to determine the monthly adjustment. Where the performance of the Fund exceeds the Index, the amount so determined shall be an increase in fees as computed under paragraph (1)(a). Where Fund performance is exceeded by the Index, the amount so determined shall be a decrease in such fees.

                      (ii) Computing the Performance Difference. The Performance
                  Difference, calculated monthly, is determined by measuring the percentage difference between the performance of one Class A share of the Fund and the performance of the Index. The performance of one Class A share of the Fund shall be measured by computing the percentage difference, carried to two decimal places, between the net asset value as of the last business day of the period selected for comparison and the net asset value of such share as of the last business day of the prior period, adjusted for dividends or capital gain distributions treated as reinvested immediately. The performance of the Index will be established by measuring the percentage difference, carried to two decimal places, between the ending and beginning Index for the comparison period, with dividends or capital gain distributions on the securities that comprise the Index being treated as reinvested immediately.

                      (iii) Determining the Adjustment Rate. The Adjustment
                  Rate, computed to five decimal places, is determined in accordance with the following table:

---------------------- -------------------------------------------------------------------------------------
Performance            Adjustment Rate
Difference
---------------------- -------------------------------------------------------------------------------------
0.00%-0.50%            0
---------------------- -------------------------------------------------------------------------------------
0.50%-1.00%            6 basis points times the performance difference over 0.50% (maximum of 3 basis points if a 1% performance difference)
---------------------- -------------------------------------------------------------------------------------
1.00%-2.00%            3 basis points, plus 3 basis points times the performance
                       difference over 1.00% (maximum 6 basis points if a 2%
                       performance difference)
---------------------- -------------------------------------------------------------------------------------
2.00%-4.00%            6 basis points, plus 2 basis points times the performance
                       difference over 2.00% (maximum 10 basis points if a 4%
                       performance difference)
---------------------- -------------------------------------------------------------------------------------
4.00%-6.00%            10 basis points, plus 1 basis point times the performance difference over 4.00%
                       (maximum 12 basis points if a 6% performance difference)
---------------------- -------------------------------------------------------------------------------------
6.00% or more          12 basis points
---------------------- -------------------------------------------------------------------------------------

                  For example, if the performance difference is 2.38%, the adjustment rate is 0.000676 (0.0006 [6 basis points] plus
                  0.0038 [the 0.38% performance difference over 2.00%] x 0.0002[2 basis points] x 100 (0.000076)). Rounded to five decimal places, the Adjustment Rate is 0.00068.

                      (iv) The maximum adjustment rate is 0.00120 per year.

                      (v) For a period of six months beginning Dec. 1, 2002, the adjustment will be calculated based on the lesser of the amount due under the adjustment described above or under the adjustment used prior to Dec. 1, 2002. The 12 month comparison period will roll over with each succeeding month, so that it always equals 12 months, ending with the month for which the performance incentive adjustment is being computed.

                      (vi) If an Index ceases to be published for a period of
                  more than 90 days, changes in any material respect or otherwise becomes impracticable to use for purposes of the adjustment, no adjustment will be made under (b) until such time as the Board approves a substitute index.

         (2) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

         (3) The fee provided for hereunder shall be paid in cash by the Corporation to AEFC within five business days after the last day of each month.

Part Three:  ALLOCATION OF EXPENSES

         (1) The Corporation agrees to pay:

             (a) Fees payable to AEFC for its services under the terms of this Agreement.
             (b)  Taxes.

             (c) Brokerage commissions and charges in connection with the purchase and sale of assets.
             (d)  Custodian fees and charges.
             (e) Fees and charges of its independent certified public accountants for service the Corporation or a Fund requests.
             (f) Premium on the bond required by Rule 17g-1 under the Investment Company Act of 1940.
             (g) Fees and expenses of attorneys (i) it employs in matters not involving the assertion of a claim by a third party against the Corporation, its directors and officers, (ii) it employs in conjunction with a claim asserted by the Board against AEFC, except that AEFC shall reimburse the Corporation for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or AEFC agrees, that it is liable in whole or in part to the Corporation, and (iii) it employs to assert a claim against a third party.
             (h) Fees paid for the qualification and registration for public sale of the securities of the Funds under the laws of the United States and of the several states in which such securities shall be offered for sale.
             (i)  Fees of consultants employed by the Corporation.
             (j) Directors, officers and employees expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for directors, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the directors, officers and employees, except the Corporation will not pay any fees or expenses of any person who is an officer or employee of AEFC or its affiliates.
             (k) Filing fees and charges incurred by the Corporation in connection with filing any amendment to its articles of incorporation, or incurred in filing any other document with the State of Minnesota or its political subdivisions.
             (l)  Organizational expenses of the Corporation.
             (m) Expenses incurred in connection with lending portfolio securities of the Funds. (n) Expenses properly payable by the Corporation on behalf of the Funds, approved by the Board.

         (2) AEFC agrees to pay all expenses associated with the services it provides under the terms of this Agreement.

Part Four: MISCELLANEOUS

         (1) AEFC shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Corporation.

         (2) A "full business day" shall be as defined in the By-laws of the Corporation.

         (3) The Corporation recognizes that AEFC now renders and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Funds and that AEFC manages its own investments and/or those of its subsidiaries. AEFC shall be free to render such investment advice and other services and the Corporation hereby consents thereto.

         (4) Neither this Agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Corporation are or may be interested in AEFC or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of AEFC are or may be interested in the Funds or the Corporation as directors, officers, shareholders, or otherwise; or that AEFC or any successor or assignee, is or may be interested in the Funds as shareholder or otherwise, provided, however, that neither AEFC, nor any officer, director or employee thereof or of the Corporation, shall sell to or buy from the Funds any property or security other than shares issued by the Funds, except in accordance with applicable regulations or orders of the SEC.

         (5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

         (6) AEFC agrees that no officer, director or employee of AEFC will deal for or on behalf of the Funds with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

(a) Officers, directors or employees of AEFC from having a financial interest in the Funds or in AEFC.

(b) The purchase of securities for the Funds, or the sale of securities owned by the Funds, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of AEFC, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

(c) Transactions with the Funds by a broker-dealer affiliate of AEFC as may be allowed by rule or order of the SEC and if made pursuant to procedures adopted by the Board.

         (7) AEFC agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of AEFC under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Funds) or other assets by or for the Funds.

         (8) This Agreement shall be governed by the laws of the State of Minnesota.


Part Five: RENEWAL AND TERMINATION

         (1) This Agreement shall continue in effect until November 30, 2004 or until a new agreement is approved by a vote of the majority of the outstanding shares of the Funds and by vote of the Fund's Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding shares of the Funds and (b) by the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended (the "1940 Act").

         (2) This Agreement may be terminated by either the Corporation, on behalf of a Fund, or AEFC at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of the Fund. The vote of the majority of the outstanding voting shares of the Fund for the purpose of this Part Five shall be the vote at a shareholders' regular meeting, or a special meeting duly called for the purpose, of 67% or more of the Fund's shares present at such meeting if the holders of more than 50% of the outstanding voting shares are present or represented by proxy, or more than 50% of the outstanding voting shares of the Fund, whichever is less.

         (3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.


AXP PARTNERS SERIES, INC.
         AXP Partners Fundamental Value Fund
         AXP Partners Select Value Fund
         AXP Partners Small Cap Core Fund
         AXP Partners Small Cap Value Fund
         AXP Partners Value Fund



By /s/ Leslie L. Ogg
   ------------------
       Leslie L. Ogg
       Vice President



AMERICAN EXPRESS FINANCIAL CORPORATION




By /s/ Paula R. Meyer
   -------------------
       Paula R. Meyer
       Senior Vice President and General Manager- Mutual Funds